Exhibit 99.1

Seelos Therapeutics Announces 1-for-30 Reverse Stock Split

NEW YORK, November 24, 2023 – Seelos Therapeutics, Inc. (Nasdaq: SEEL) (“Seelos” or the “Company”), a clinical-stage biopharmaceutical company focused on the development of therapies for central nervous system disorders and rare diseases, today announced that its Board of Directors approved a 1-for-30 a reverse stock split of its outstanding shares of common stock, to be effective as of 12:01 a.m. Eastern Time on Tuesday, November 28, 2023.

The Company's common stock will begin trading on a reverse stock split-adjusted basis at the opening of the market on Tuesday, November 28, 2023. Following the reverse stock split, the Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “SEEL” with the new CUSIP number, 81577F208. The reverse stock split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on the Nasdaq Capital Market.

At the effective time of the reverse split, every 30 issued and outstanding shares of the Company’s common stock will be converted automatically into one share of the Company’s common stock without any change in the par value per share. No fractional shares will be issued in connection with the reverse stock split, and fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share. The reverse stock split will reduce the number of authorized shares of the Company’s common stock from 480,000,000 shares to 16,000,000 shares and the ownership percentage of each stockholder will remain unchanged other than as a result of fractional shares. In addition, the reverse stock split will apply to the Company’s common stock issuable upon the exercise of the Company’s outstanding warrants and stock options, with proportionate adjustments to be made to the exercise prices thereof and under the Company’s equity incentive plans, as applicable.

The reverse stock split will reduce the number of issued and outstanding shares of the Company’s common stock from approximately 167.7 million to approximately 5.6 million.

About Seelos Therapeutics:

Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders and other rare diseases. The Company’s robust portfolio includes several late-stage clinical assets targeting indications including Acute Suicidal Ideation and Behavior (ASIB) in Major Depressive Disorder (MDD), amyotrophic lateral sclerosis (ALS) and spinocerebellar ataxia (SCA), as well as early-stage programs in Huntington’s disease, Alzheimer’s disease, and Parkinson’s disease.

Forward-Looking Statements:

Statements made in this press release, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements include, among others, those regarding the reverse stock split and the timing thereof, the potential impact of the reverse split on the bid price of the Company’s common stock, the potential for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on the Nasdaq Capital Market and the expected number of shares of common stock to be outstanding following the reverse stock split. These statements are based on our current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties involved include those associated with general economic and market conditions, as well as other risk factors and matters set forth in our periodic filings with the SEC, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

Anthony Marciano
Chief Communications Officer
Seelos Therapeutics, Inc. (Nasdaq: SEEL)
300 Park Avenue, 2nd Floor
New York, NY 10022
(646) 293-2136
anthony.marciano@seelostx.com

Mike Moyer

Managing Director

LifeSci Advisors, LLC

250 West 55th St., Suite 3401

New York, NY 10019

(617) 308-4306

mmoyer@lifesciadvisors.com